Exhibit 10.7

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) is made as of November 2, 2021, by and among BUSI II-C L.P., a Delaware limited partnership (“Assignor”), Brookfield REIT Operating Partnership L.P., a Delaware limited partnership (“Assignee”) and Brookfield Real Estate Income Trust Inc., a Maryland corporation (the “REIT”), in the presence of Brookfield REIT Lux S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 15, boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 260.428 (the “Company”).

RECITALS

WHEREAS, Assignor holds 100% of the issued and outstanding interests in the Company represented by 30,000 shares of the Company, having a nominal value of GBP 1 each and a fair market value of US$ 99,764,566.42 (collectively, the “Assignor Interest”);

WHEREAS, as of the date hereof, Assignor is a shareholder of the REIT and holds 16,710.671 shares of class I common stock in the REIT;

WHEREAS, Assignor desires to contribute (a) to the REIT, an amount of the Assignor Interest equivalent to $25,000,000 of REIT Shares (as defined below) represented by 7,427 shares of the Company (the “Contributed REIT Interest”), and the REIT wishes to accept such contribution, in consideration of 2,088,833.929 shares of class E common stock in the REIT (the “REIT Shares”) (the “Assignor-REIT Contribution”) and (b) to Assignee, the remaining portion of the Assignor Interest after taking into account the Assignor-REIT Contribution represented by 22,573 shares of the Company (the “Contributed Assignee Interest”, and together with the Contributed REIT Interest, the “Contributed Interest”), and Assignee wishes to accept such contribution, in consideration of 6,246,830.522 class E units in the Assignee (the “Assignee Units”) (the “Assignor-Assignee Contribution”), in each case, with the value of such units and shares based on the most recently determined net asset value of Assignee’s class E units immediately prior to the date hereof; provided that, if such net asset value is not available as of the date hereof, the value of such units and shares shall be based on the most recently determined net asset value of Assignee’s class I units immediately prior to the date hereof;

WHEREAS, Assignee desires to issue the Assignee Units, and the REIT desires to issue the REIT Shares, in each case, to Assignor, as consideration for the contribution by Assignor of the Contributed Interest, as the case may be;

WHEREAS, the REIT desires to contribute to the Assignee the Contributed REIT Interest, and the Assignee wishes to accept such contribution (the “REIT-Assignee Contribution”, and together with the Assignor-REIT Contribution and the Assignor-Assignee Contribution, the “Contributions”);

WHEREAS, the Company desires to acknowledge and agree to the Contributions of the Contributed Interest; and

WHEREAS, the parties hereto desire to document the Contributions of the Contributed Interest, all upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing Recitals, each of which is made a part hereof, and the mutual promises, covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Contribution and Assumption. In accordance with the terms of this Agreement, (a) Assignor hereby contributes the Contributed REIT Interest to the REIT, (b) Assignor hereby contributes the Contributed Assignee Interest to the Assignee and (c) the REIT hereby contributes the Contributed REIT Interest to the Assignee. In accordance with the terms of this Agreement, each of the REIT and Assignee hereby accept such contributions and expressly assumes the Contributed Interest being assigned, as applicable. Execution of this Agreement by each of the REIT and Assignee constitutes execution by each of the REIT and Assignee of the operating agreement of the Company (as amended from time to time pursuant to the terms thereof, the “Operating Agreement”).

2. Admission. (a) Upon the Assignor-REIT Contribution, the REIT is hereby agreed to be admitted as a shareholder of the Company and it is hereby acknowledged that the REIT shall have all the rights of Assignor as set forth in the Operating Agreement with respect to the Contributed REIT Interest, and (b) upon each of the Assignor-Assignee Contribution and the REIT-Assignee Contribution, Assignee is hereby agreed to be admitted as a shareholder of the Company and it is hereby acknowledged that Assignee shall have all the rights of Assignor and the REIT, as applicable, as set forth in the Operating Agreement with respect to the Contributed Interest.

3. Issuance of Assignee Units and REIT Shares. On the Effective Date and concurrently with the contribution and assumption of the Contributed REIT Interest and Contributed Assignee Interest contemplated herein, (a) Assignee shall issue the Assignee Units to Assignor and (b) the REIT shall issue the REIT Shares to Assignor.

4. Acknowledgement. The Company hereby acknowledges and agrees to the Contributions of the Contributed Interest.

5. Effective Date. This Agreement and the transactions contemplated herein shall be effective as of the date hereof (the “Effective Date”).

6. Representations and Warranties of Assignor. Assignor represents and warrants to Assignee that immediately prior to the Contributions contemplated herein, Assignor owns 100% of all right, title and interest in and to the Contributed Interest, and has not heretofore contributed, assigned, pledged or otherwise hypothecated the Contributed Interest.

7. Transfer Formalities. Assignor, Assignee and the REIT hereby jointly empower and authorize any manager of the Company, any employee of Alter Domus in Luxembourg and any lawyer or employee of Stibbe Avocats in Luxembourg, each acting individually, to:

(a)

proceed, on the Effective Date, with the entry of the transfer of (i) the Contributed REIT Interest from the Assignor to the REIT, (ii) the Contributed Assignee Interest from the Assignor to the Assignee and (iii) the Contributed REIT Interest from the REIT to the Assignee, in each case under this Agreement, in the shareholders’ register of the Company and to sign the shareholders’ register of the Company as required by article 710-8 of the Luxembourg law of August 10, 1915 on commercial companies as amended and restated (the “Company Law”);

(b)

file a notice of the transfer of (i) the Contributed REIT Interest from the Assignor to the REIT, (ii) the Contributed Assignee Interest from the Assignor to the Assignee and (iii) the Contributed REIT Interest from the REIT to the Assignee, in each case with the Luxembourg Register of Commerce and Companies and publish such notice of transfer in the Luxembourg official gazette, in accordance with applicable provisions of the Company Law; and

(c)	perform any operation or act which might be necessary or useful for the performance and the execution of this Agreement and the transactions contemplated hereby.

8. Further Assurances. The parties hereto agree to use commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary (or as reasonably requested by another party) to reflect the transactions contemplated herein.

9. Post-Closing Adjustment. With respect to each Contributed Interest, the Assignor, the REIT and Assignee agree that the consideration for such Contributed Interest is intended by them to be equal to the fair market value of such Contributed Interest and that, if any of them shall subsequently establish to the reasonable satisfaction of the others that the actual fair market value is in excess of or is less than the consideration previously paid hereunder, the other party or parties shall pay to the former party or parties such amount by way of an addition to or reduction of, as the case may be, the consideration originally paid hereunder, or whatever other consideration as mutually agreed upon by the parties, so that the consideration ultimately paid hereunder shall be equal to the fair market value as so established.

10. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

12. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any party without the prior written consent of each other party.

13. Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

14. No Third-Party Beneficiaries. Except as provided for herein, this Agreement is for the sole benefit of the parties hereto and nothing herein, expressed or implied, shall give or be construed to give to any person, other than the parties hereto, any legal or equitable rights hereunder.

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement as of the day and year first above written.

“Assignor”:	BUSI II-C L.P., a Delaware limited partnership

	By:	BUSI II GP-C LLC, its general partner

	By:	/s/ Melissa Lang
Name: Melissa Lang
Title: Senior Vice President and Secretary

“Assignee”:	Brookfield REIT Operating Partnership L.P., a Delaware limited partnership

	By:	Brookfield REIT OP GP LLC, its general partner

	By:	Brookfield Real Estate Income Trust Inc., its sole member

	By:	/s/ Michelle L. Campbell
Name: Michelle L. Campbell
Title: Secretary

“REIT”:	Brookfield Real Estate Income Trust Inc.,
a Maryland corporation

	By:	/s/ Michelle L. Campbell
Name: Michelle L. Campbell
Title: Secretary

By executing this Agreement, the Company accepts and acknowledges the transfer of (i) the Contributed REIT Interest from the Assignor to the REIT, (ii) the Contributed Assignee Interest from the Assignor to the Assignee and (iii) the Contributed REIT Interest from the REIT to the Assignee, in each case in accordance with article 710-13 of the Company Law and article 1690 of the Luxembourg Civil Code and acknowledges the powers granted in Section 7 of this Agreement and undertakes to record, on the Effective Date, in its relevant registers the ownership rights of the Assignee in respect of the Contributed Interest.

“Company”:	Brookfield REIT Lux S.à r.l.,
a Luxembourg private limited liability company (société à responsabilité limitée)

	By:	/s/ Sara Speed
Name: Sara Speed
Title: Manager

	By:	/s/ Jean-Philippe Fiorucci
Name: Jean-Philippe Fiorucci
Title: Manager